UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 5, 2013

SARATOGA INVESTMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-33376	20-8700615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-3343

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 5, 2013, Michael J. Grisius, 49, was appointed to the position of President of Saratoga Investment Corp. (the “Company,” “we,” “our,” or “us”).  Mr. Grisius will also serve as President and a member of the management committee of Saratoga Investment Advisors, LLC, the Company’s investment adviser, with Christian L. Oberbeck.  He will continue his previous responsibilities as the Chief Investment Officer and a Managing Director of Saratoga Investment Advisors, LLC and as a member of the Company’s board of directors.  As currently none of our executive officers are compensated by us, Mr. Grisius will not receive compensation from the Company in his capacity as President.

Effective February 5, 2013, Mr. Oberbeck will no longer serve as President of the Company.  Mr. Oberbeck will continue to serve as the Company’s Chief Executive Officer and Chairman of the Company’s board of directors, as well as the Managing Member of our investment adviser, Saratoga Investment Advisors, LLC.

Mr. Grisius joined the Company and Saratoga Investment Advisors, LLC, in July 2011.  Mr. Grisius has over 23 years of experience in leveraged finance, investment management and financial services.  He has originated, structured, negotiated, consummated, managed and monitored numerous successful investments in mezzanine debt, private equity, senior debt, structured products and commercial real estate debt.  Prior to joining us and Saratoga Investment Advisors, Mr. Grisius served as Managing Director at Allied Capital Corporation, where he was an investment professional for 16 years.  At Allied Capital Corporation, Mr. Grisius held several senior positions including co-head of Mezzanine Finance and member of its Management Committee and its Investment Committee.  In 2008, Mr. Grisius was appointed co-chairman of the Allied Capital Corporation’s Investment Committee.  He also had responsibility for structuring and managing Unitranche Fund, LLC.  During his tenure at Allied, Mr. Grisius built and led teams that made investments in subordinated debt, control equity and real estate mortgage debt.  Mr. Grisius has served on the board of directors of numerous middle market companies.  Prior to joining Allied Capital Corp., Mr. Grisius worked in leveraged finance at Chemical Bank from 1989 to 1992 and held senior accountant and consultant positions with KPMG LLP from 1985 to 1988.

Mr. Grisius graduated with a BS from Georgetown University in 1985 and earned an MBA from Cornell University’s Johnson Graduate School of Management in 1990.

Item 9.01.  Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated February 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA INVESTMENT CORP.

Date: February 6, 2013

	By:	/s/ Christian L. Oberbeck
	Name:	Christian L. Oberbeck
	Title:	Chief Executive Officer